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                                                                    EXHIBIT 10.6



Quotation for DiaLinx Service-Micro-Media Solutions, Inc.


TO:   Micro-Media Solutions, Inc.              Quote Date:      10/23/98
      Attn: Mitch Kettrick, Vice President     Quote Valid To:  11/23/98
      501 Waller                               Quote Number:    Mico102398
      Austin TX 78702

Quotation for DiaLinx Service

This Quotation is for DiaLinx Service Version 2.0, and sets forth the pricing and volume commitments agreed to under the Service Schedule for DiaLinx Services.

1. Recital: For ease of understanding, this section highlights the general elements of pricing and commitments:

1.1 Network Access. You will be billed for each hour that an end user accesses the GTE Internetworking DiaLinx network ("Network"). In addition, you will be charged for Network Access which shall be the Overage Hourly Rate for each hour that a user may access the GTE Internetworking DiaLinx network ("Network") over the maximum number of hours detailed in Section 6.

1.2 Minimum Customer Commitment: There is no Minimum Customer Commitment.

1.3 800/888 Charge: You will be billed additional charges for user's use of the 800 or 888 dial access.

2. Commencement Date: The Commencement Date shall be November 1, 1998.

3. Service Period: The Service Period shall be thirty-six (36) full calendar months plus an initial period consisting of one (1) partial calendar month. Month zero (0) means the partial calendar month beginning on the Commencement Date. Month one (1) means the full calendar month immediately following the Commencement Date, etc.

4. Minimum Customer Commitment: During the Service Period, in return for discounts inherent in the pricing outlined herein, you have agreed to use a minimum dollar volume of network access in each month of the agreement ("Minimum Customer Commitment"). In the event that Network access charges do not meet the Minimum Customer Commitment you will be billed for the difference between the amount actually charged within the given month and the Minimum Customer Commitment.

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4.1 Minimum Customer Commitment:

Minimum Customer Commitment

Months from Commencement Date

Months 0         No Minimum
Months 1-3       $2,500 per month
Months 4-6       $5,000 per month
Months 7-36      $15,000 per month

5. Pricing: Pricing is set forth below:

6. Rates and Charges: You have the following pricing options available.

Overage Analog Hourly Rate:     $   .55 per hour
Overage ISDN Hourly Rate        $   .75 per hour
          800/888 Rate:         $  6.00 per hour

Per User Rate:                  $ 14.00 per user/mth (30 hours aver cap)

All Network connect time is rounded up to the next highest minute and billed in one-minute increments. Invoices are issued monthly and due net thirty days. All pricing is listed as U.S. dollars.

GTE Internetworking expects the DiaLinx network to change over time in order to meet the changing needs of our customers. GTE Internetworking reserve the right to add or delete the dial-in access numbers associated with a specified zone from time to time.

We also reserve the right to add additional services and zones to the foregoing rate schedule as the DiaLinx network develops (e.g. Canadian 800 Service). These additional services and respective prices will be made available to you on an on-going basis, and will be deemed added to the foregoing rate schedule upon notice by us to you that they are available. For an updated list of services, prices, and dial-up access number associated with each zone, please consult our Web page or contact your GTE Internetworking representative.

7. Basic Services - Recurring Fees:

7.1 Network Access: You will be charged for Network Access charges due in a accordance with Section 6.

7.2 800/888 Charge: In addition to any other applicable charges under section 6.0, you will be charged the 800/888 charge for each hour that an End User accesses the Network via the 800/888 access number. Network access connect time is measured in one (1) minute increments, rounded up to the next highest minute.

7.3 Dialer/Phone Book Software. Based on Microsoft's Connection Manager, GTEI will provide a software client that provides a PPP dialer, and Local Number Phone Book.

7.4 Level I (End-User) Support: Level 1 will be the responsibility of Customer.

7.5 Level II and III (Network) Support. Every GTE Internetworking customer is provided with second-level help desk support designed to work with either your own or out-sourced help desk, your project administrator, or your IS department. This help desk is integrated with our Cambridge NOC and is the first point of contact for opening new trouble tickets, getting updates on existing ones, or simply asking information questions.

Please sign below to indicate your understanding and acceptance of the terms of this Quotation.

Company:     Micro-Media Solutions, Inc.
Signature:   /s/ Mitchell Kettrick              Date:  10-28-98
Print Name:  Mitchell Kettrick                  Title: Vice President